UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------

        Date of Report (Date of earliest event reported): January 1, 2009


                          PEOPLES BANCORPORATION, INC.


Incorporated under the      Commission File No. 000-20616       I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                  57-0951843

                              1818 East Main Street
                          Easley, South Carolina 29640

                            Telephone: (864) 859-2265

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective as of January 1, 2009, L. Andrew Westbrook, III, was appointed President and Chief Operating Officer of the Registrant. Prior to his appointment Mr. Westbrook served as Executive Vice President and Chief Retail Banking Officer of the Registrant. Mr. Westbrook will also continue to serve as a director of Registrant and as President and CEO of the Registrant's largest bank subsidiary, The Peoples National Bank. R. Riggie Ridgeway will continue to serve as the Chief Executive Officer of the Registrant as well as a member of its board of directors.

Mr. Westbrook, age 46, has served as Executive Vice President of the Registrant since December 2006, as President and Chief Executive Officer of The Peoples National Bank since April 2005, and was also President and Chief Executive Officer of another subsidiary of the Registrant, Bank of Anderson, N.A., from January 2006 to August, 2008. Prior to that time, Mr. Westbrook served as Senior Vice President and City/Area Executive of Branch Bank & Trust in Greenville, South Carolina, from 2002 to 2005, and Senior Vice President and City/Area Executive of BB&T in Spartanburg, South Carolina from 1993 to 2002. Mr. Westbrook has been a director of The Peoples National Bank since April 2005, a director of the Registrant since July 2007 and served as a director of Bank of Anderson, N.A. from January 2006 to August 2008.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    PEOPLES BANCORPORATION, INC.
                                    (Registrant)

Date: February 27, 2009         By: /s/ Robert E. Dye, Jr.

                                    --------------------------------------------
                                    Robert E. Dye, Jr.
                                    Senior Vice President (Principal Financial and Principal Accounting Officer)